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                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the inclusion in this registration statement on Form S-4 (File No. 333-62021) of our report dated February 20, 1998, on our audits of the consolidated financial statements of Home Interiors & Gifts, Inc. and Subsidiaries. We also consent to the references to our firm under the captions "Summary Historical Consolidated Financial Data", "Selected Historical Consolidated Financial Data" and "Experts."

                                             /s/ PricewaterhouseCoopers LLP


Dallas, Texas
October 20, 1998